STATE OF NEW MEXICO
ENERGY, MINERALS AND NATURAL RESOURCES DEPARTMENT
OIL CONSERVATION DIVISION

NMOCD - ACOI-152

IN THE MATTER OF
UHC NEW MEXICO CORPORATION,

Respondent.

AGREED COMPLIANCE ORDER

Pursuant to the New Mexico Oil and Gas Act, NMSA 1978, Sections 70-2-1 through 70-2-38, as amended ("Act"), the Director of the Oil Conservation Division ("OCD") and UHC NEW MEXICO CORPORATION (“Operator”) hereby enter into this Order. By its acceptance of this agreed Order, Operator agrees that it will bring the wells identified herein into compliance with the Act and OCD Rule 201 [19.15.4.201 NMAC] in accordance with the schedule and procedures set forth herein, and agrees to pay penalties as set out below if it fails to meet the schedule provided in this Order.

Order No. NMOCD - OGA 05-96 entered by the Division on December 7, 2005, pertaining to Operator, is herby rescinded in its entirety and superseded by this Order.

FINDINGS

1.	The OCD is the state division charged with administration and enforcement of the Act, and rules and orders adopted pursuant to the Act.

2.	Operator is a corporation doing business in the State of New Mexico.

3.
Operator is the operator of record, according to the information in OCD's well files, for the wells identified in Exhibit “A,” attached, under OGRID183718. Operator acknowledges that it is the operator in fact of each of said wells within the meaning of Rules 7.O and 201.

4.	OCD Rule 201 [19.15.4.201 NMAC] states, in relevant part:

“A. The operator of any well drilled for oil, gas or injection; for seismic, core or other exploration, or for a service well, whether cased or uncased, shall be responsible for the plugging thereof.

B. A well shall be either properly plugged and abandoned or temporarily abandoned in accordance with these rules within ninety (90) days after:

(3)	a period of one (1) year in which a well has been continuously inactive.”

5.	The wells identified in Exhibit “A” are currently out of compliance with Rule 201 or will fall out of compliance with Rule 201 in the next several months if no action is taken on the wells.

6.
NMSA 1978, Section 70-2-31(A) authorizes the assessment of civil penalties of up to one thousand dollars per day per violation against any person who knowingly or willfully violates any provision of the Oil and Gas Act or any rule or order adopted pursuant to the Act.

7.	Operator is a “person” as defined by OCD Rule 7.P(2) subject to civil penalties for knowing and willful violations of the Oil and Gas Act or rules or orders adopted pursuant to the Act.

CONCLUSIONS

1.	The OCD has jurisdiction over the parties and subject matter in this proceeding.

2.	As operator of the wells identified in Exhibit “A,” Operator is responsible for bringing those wells into compliance with Rule 201.

4.
Operator is potentially subject to civil penalties for existing violations of the Act and OCD Rules up to $1,000 per day per well for each day that any of its wells has been out of compliance with Rule 201.

ORDER

1.
Operator is hereby directed to bring at least 220 of the wells identified in Exhibit “A” into compliance with OCD Rule 201 within the time parameters set forth in ordering paragraphs 3 and 6 below, by either:

(a)	restoring such well to production or other OCD-approved beneficial use and filing a C-115 documenting such production or use;

(b)	causing the wellbore to be plugged in accordance with OCD Rule 202.B(2) and filing a C-103 describing the completed work; or

(c)	placing such well in approved temporary abandonment status pursuant to OCD Rule 203 and filing a C-103 describing the completed work and testing, together with the required test report.

2.
Transfer of operation of a well identified on Exhibit “A” to another operator does not reduce the number of wells that Operator is required to return to compliance under the terms of this Order within the term of this Order, or within any extension of such term, but does reduce the total number of wells for which Operator is responsible. Transfer of operation of all wells identified on Exhibit "A" shall terminate this agreement and relieve Operator of the responsibility to bring the transferred wells into compliance, but does not relieve Operator of liability for penalties accrued under the terms hereof prior to the date of approval of such transfer. OCD reserves the right to withhold approval of any transfer unless and until the transferee operator enters into an agreement acceptable to OCD to restore the transferred wells to compliance with Rule 201.

3.
Operator shall bring at least 40 wells into compliance, as above provided, on or before March 15, 2007. Wells brought into compliance after the effective date of this Order but prior to its execution will count toward this requirement. This Order shall expire on March 15, 2007, unless renewed by the Division as hereinafter provided.

4.
Operator shall file a written compliance report (by mail or e-mail) with OCD’s attorney, not later March 25, 2007, listing the wells identified in Exhibit “A” that it has brought into compliance. For each well listed, the Operator shall identify whether that well was plugged, placed in approved temporary abandonment status, or restored to production or other approved beneficial use, and the date that the work was completed. In addition, Operator shall file a compliance report not later than March 25, 2007, using the OCD’s web-based on-line application, identifying each well returned to compliance, stating the date it was returned to compliance, and describing how the well was returned to compliance, and stating, for each well, the date that documentation (C-103, C-115, etc) evidencing return of the well to compliance was filed with OCD. If this Order is extended, Operator shall file a like report not later than 10 days after the expiration on any extension.

5.
When the OCD receives a timely compliance report indicating that Operator has returned at least 40 wells to compliance and verifies the accuracy of that report, then, provided that Operator has paid any penalties that have accrued and become due under the terms of this Order, OCD shall issue an amendment to this Order extending its terms for an additional six-month period. OCD shall provide a copy of that amendment to Operator at Operator’s address of record provided pursuant to OCD Rule 100.C. If this Order is extended, Operator shall bring at least 36 additional wells into compliance during each six months extension; provided that wells in excess of 40 brought into compliance during the original term of this Order, may be counted against the operator's obligation to bring wells into compliance during extensions successively. Wells in excess of the required number that are brought into compliance during any extension term may be counted toward fulfillment of Operator's obligation for any subsequent extension unless necessary to cure a default occurring during the original term or any prior extension. During the term of any and all extensions, Operator shall continue to comply with the provisions hereof in the same manner as during the original term hereof. The same penalty provisions shall apply to any default.

6.
If Operator continues to comply with all of the terms of the Order and to return wells to compliance at a rate of at least 36 wells during each six-month extension period (including wells credited to such period by reason of operator exceeding its quota during a prior six-month period), OCD shall continue to issue amendments to this Order extending its term for additional six-month periods. The total length of this Agreed Compliance Order, however, including the initial six-month period and all extensions, shall not exceed three years. At the end of three years, Operator and the OCD may negotiate a new agreed compliance order. Otherwise the remaining wells on Exhibit A still our of compliance shall be returned to the Inactive Well List maintained by OCD pursuant to Rule 40.F.

7.
OCD, in its discretion, may extend this Order at the end of any six-month period notwithstanding any default by Operator in restoring the required number of wells to compliance, or in paying any accrued penalties. Any such discretionary extension shall not constitute a waiver of any default of Operator.

8.
If Operator fails to bring at least the required number of wells into compliance in any six-month period covered by this Order or amendments hereto (including wells in addition to its minimum obligation brought into compliance in any prior six-month period and applied to such period under the terms hereof), this Order shall terminate, unless OCD issues a discretionary extension as provided in the preceding paragraph, and all wells listed on Exhibit A that have not been restored to compliance shall be again placed on the Inactive Well List maintained by OCD pursuant to Rule 40.F. In such event, Operator agrees to pay a penalty of $1000 times the number of wells it failed to bring into compliance under its schedule during the applicable six-month period. No grace period shall apply to the provisions of this paragraph. The penalties provided in this paragraph shall be due and payable on the 15th day of the month following the month in which such six-month period expires.

9.
In the event the Operator encounters unanticipated circumstances that prevent it from complying with the terms of this Order in accordance with the schedule provided above, Operator may file an administrative application with the OCD requesting a waiver or reduction of the penalty. The Operator shall serve copies of the application on OCD’s Enforcement and Compliance Manager and the OCD Attorney by mail or e-mail. If the Enforcement and Compliance Manager concurs with the Operator’s request, he shall grant the application administratively. If the Enforcement and Compliance Manager does not concur with the Operator’s request, the application shall be set for hearing.

10.
Operator shall remediate the sites of all plugged wells and request inspection by the appropriate district office within the time specified in Rule 202. For each plugged well for which Operator fails to comply timely with this paragraph, Operator shall pay a penalty of $1000 for each full month that the well remains out of compliance with the remediation requirements of Rule 202.B(3). No grace period applies. Payment shall be made by certified or cashier’s check made payable to the “New Mexico Oil Conservation Division,” and mailed or hand-delivered to the OCD's Santa Fe office. Penalties are calculated each month, and shall be payable on or before the 15th day of the following month.

11.	By signing this Order, Operator expressly:

(a)	acknowledges the correctness of the Findings and Conclusions set forth in this Order, except as otherwise herein expressly provided;
(b)
agrees to timely comply with the provisions of this Order, including but not limited to the provisions concerning return of wells to compliance during each six-month period for the term of this Order or any extension thereof;

(c)	agrees to file compliance reports as required in Ordering Paragraph 4;
(d)	agrees to pay any and all penalties that may accrue under the terms of this Order as and when provided herein;
(e)
waives, except as herein otherwise provided, any right, pursuant to the Oil and Gas Act or otherwise, to a hearing either prior or subsequent to the entry of this Order or to an appeal from this Order;

(f)
agrees that this Order and extensions of this Order issued pursuant to Paragraphs 5 and 6 above may be enforced by OCD or Oil Conservation Commission Order, by suit or otherwise, to the same extent and with the same effect as a final Order of the OCD or the Oil Conservation Commission entered after notice and hearing in accordance with all terms and provisions of the Oil and Gas Act; and

(g)	agrees that the penalty provisions of this Order (or any extension hereof) may, without limitation of any other right or remedy of OCD, be enforced by suit for breach of contract.

12.
If the Operator fully complies with the terms of this Order and any extension of this Order issued pursuant to Paragraph 6 above, OCD will not seek penalties other than those applicable under the terms of this Order or any such extensions for Operator’s failure to bring the wells identified in Exhibit “A” into compliance with Rule 201 prior to the deadlines set by this Order.

13.
This Order applies only to those wells identified in Exhibit “A.” Other wells operated by Operator out of compliance with Rule 201 may be subject to immediate enforcement action under the Oil and Gas Act. Upon the expiration of this Order and any extensions, any wells remaining out of compliance thereafter shall be subject to enforcement action under the Oil and Gas Act, unless another agreed Order is issued.

14.
OCD reserves the right to file an application for hearing to obtain authority to plug any well identified in Exhibit “A” and forfeit the applicable financial assurance if the well poses an immediate environmental threat, and the Operator fails or refuses to plug the well within the time provided in such order.

15.	This Order shall be effective as of September 1, 2006.

Done at Santa Fe, New Mexico this 4th day of December, 2006.

By:	/s/ Mark E. Fesmire, P.E.
Mark Fesmire, P.E. Director, Oil Conservation Division

ACCEPTANCE

UHC New Mexico Corporation hereby accepts the foregoing Order, and agrees to all of the terms and provisions set forth in that Order.

UHC NEW MEXICO CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson President and CEO

Date: 11/16/2006